UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2022

WISA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38608	30-1135279
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15268 NW Greenbrier Pkwy Beaverton, OR	97006
(Address of registrant’s principal executive office)	(Zip code)

(408) 627-4716

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	WISA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously reported, on August 15, 2022, WiSA Technologies, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”), by and between the Company and an institutional investor (the “Investor”), pursuant to which the Company agreed to issue to the Investor a senior secured convertible note in the principal amount of $3,600,000 (the “Convertible Note”) and a warrant (the “Warrant”) to purchase up to 2,097,022 shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), at an exercise price of $0.997 per share, in consideration for $3,000,000. Pursuant to the Purchase Agreement, upon the closing of the private placement of the Convertible Note and Warrant, pursuant to which Maxim Group LLC (“Maxim”), acted as placement agent (the “Private Placement”), the Company received gross proceeds of $3,000,000, before fees and other expenses associated with the transaction.

Maxim served as the sole placement agent (the “Placement Agent”) for the Company in connection with the Private Placement. In connection with the foregoing, the Company entered into a placement agency agreement with the Placement Agent, and agreed to issue the Placement Agent, in consideration for $100 in cash, a warrant to purchase up to an aggregate of 194,384 shares of Common Stock (the “Placement Agent Warrant”) at an exercise price of $0.997 per share, which Placement Agent Warrant is exercisable at any time on or after the six-month anniversary of the closing date of the Private Placement and will expire on the fifth (5th) anniversary of its date of issuance, is subject to 4.99%/9.99% beneficial ownership limitations, and may be exercised on a cashless basis in the event that the shares of Common Stock underlying the Placement Agent Warrant are not covered by a registration statement.

On November 21, 2022, the Company and the Placement Agent entered into an agreement to amend the Placement Agent Warrant (the “Placement Agent Warrant Amendment”). Specifically, the Placement Agent Warrant Amendment sets forth certain circumstances in which the lock up restrictions to which the Placement Agent Warrant is subject would not apply. The Placement Agent Warrant Amendment also clarifies certain limitations with respect to demand registration rights, and provides that the Placement Agent’s piggy-back registration rights expire on the fifth (5th) anniversary of the Placement Agent Warrant’s date of issuance.

Also as previously reported, on September 13, 2022, the Company entered into an equity distribution agreement (the “Sales Agreement”) with Maxim as agent, pursuant to which the Company may issue and sell shares of Common Stock having an aggregate offering price of up to $4,000,000 from time to time through Maxim. On November 21, 2022, the Company and Maxim entered into an agreement to amend the Sales Agreement (the “Sales Agreement Amendment”). The Sales Agreement Amendment amends the Sales Agreement to provide that Maxim’s right of first refusal (the “ROFR”) shall be subject to FINRA Rule 5110(g)(5)(B), including that the ROFR may by terminated by the Company for “cause,” which would eliminate any obligations with respect to the payment of any termination fee or provision of any right of first refusal.

The foregoing does not purport to be a complete description of the Placement Agent Warrant Amendment and the Sales Agreement Amendment, and is qualified in its entirety by reference to the full text of such documents which are filed as Exhibit 1.1 and 4.1 to this Current Report on Form 8-K (this “Form 8-K”) and incorporated herein in their entirety by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The applicable information set forth in Item 1.01 of this Form 8-K is incorporated by reference in this Item 3.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Amendment No. 1 to Equity Distribution Agreement, dated 21, 2022, by and between the Company and Maxim Group LLC. (Filed herewith.)
4.1	Warrant Amendment Agreement, dated 21, 2022, by and between the Company and Maxim Group LLC. (Filed herewith.)
104	Cover Page Interactive Data File. (Embedded within the Inline XBRL document.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2022	WISA TECHNOLOGIES, INC.

	By:	/s/ Brett Moyer
		Name:	Brett Moyer
		Title:	Chief Executive Officer